UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 17, 2020
Date of Report (Date of earliest event reported)

1-13948
(Commission file number)
SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware		62-1612879
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

100 North Point Center East,	Suite 600
Alpharetta,	Georgia	30022
(Address of principal executive offices)		(Zip Code)

1-800-514-0186
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SWM	New York Stock Exchange

☐  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events

On March 13, 2020, Schweitzer-Mauduit International, Inc. ("SWM") completed its previously announced acquisition of Tekra, LLC and Trient, LLC (“Tekra and Trient”), converters of high-performance films and substrates, significantly enhancing the Company’s films capabilities. Please refer to Item 1.01, Entry into a Material Definitive Agreement of our Current Report on Form 8-K filed on February 18, 2020 for additional information about the acquisition, which Item 1.01 is incorporated by reference into this Current Report on Form 8-K.

About SWM

SWM is a leading global performance materials company. Our highly engineered papers, films, nets and nonwovens are designed and manufactured using natural fibers and polymers for a variety of industries and applications. We provide our customers with critical components that enhance the performance of their products. End markets served include filtration, transportation, infrastructure and construction, medical, industrial, tobacco, energy, food services and home décor. SWM and its subsidiaries manufacture on four continents, conduct business in over 90 countries and employ approximately 3,400 people worldwide. For further information, please visit SWM’s web site at www.swmintl.com.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by that Act and other legal protections.  Forward-looking statements, include, without limitation, those regarding 2020 outlook and future performance, mergers and acquisitions, future market trends, future RTL sales and volume trends, smoking attrition rates, synergies or growth from acquisitions, incurrence of additional debt, adoption of LIP standards in new regions, reverse osmosis water filtration and global drinking water demands, integration, and growth prospects (including international growth), the deductibility of goodwill associated with the Conwed acquisition, impact of our restructuring actions, post-retirement healthcare and life insurance payments, impact of the LIP intellectual property litigation and opposition proceedings, the amount of capital spending and/or common stock repurchases, the profitability of CTS, pricing pressures (including related to LIP), future cash flows, benefits associated with our global asset realignment (including possible non-recurrence of one-time tax benefits, lower or higher effective tax rates), purchase accounting impacts, impacts of our ongoing operational excellence and other cost-reduction initiatives, increasing revenues coming from our non-tobacco operations, and other statements generally identified by words such as "believe," "expect," "intend," "plan," "potential," "anticipate," "project," "appear," "should," "could," "may," "will," "typically" and similar words. These statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from our expectations as of the date of this report. These risks include, among other things, those set forth in Part I, Item 1A. Risk Factors of this report as well as the following factors:

•	The integration of Tekra and Trient with SWM may not be successful or anticipated benefits from the transaction may not be realized;

•	Adverse changes in the market sectors Tekra and Trient serve impacting key AMS segment customers;

•
Changes in sales or production volumes, pricing and/or manufacturing costs of Recon products, cigarette paper (including for LIP cigarettes), including any change by our customers in their tobacco and tobacco-related blends for their cigarettes, their target inventory levels and/or the overall demand for their products, new technologies such as e-cigarettes, inventory adjustments and rebalancings in our EP segment. Additionally, competition and changes in AMS end-market products due to changing customer demands;

•	Changes in the Chinese economy, including relating to the demand for reconstituted tobacco, premium cigarettes and netting;

•	Risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies;

•
Changes in the source and intensity of competition in our commercial segments. We operate in highly competitive markets in which alternative supplies and technologies may attract our customers away from our products. In additional, our customers may, in some cases, produce for themselves the components that the Company sells to them for incorporation into their products, thus reducing or eliminating their purchases from us;

•	Our ability to attract and retain key personnel, due to our prior restructuring actions, the tobacco industry in which we operate or otherwise;

•
Weather conditions, including potential impacts, if any, from climate change, known and unknown, seasonality factors that affect the demand for virgin tobacco leaf and natural disasters or unusual weather events;

•	Seasonal or cyclical market and industry fluctuations which may result in reduced net sales and operating profits during certain periods;

•	Increases in commodity prices and lack of availability of such commodities, including energy, wood pulp and resins, could impact the sales and profitability of our products;

•	Adverse changes in the oil, gas, automotive, construction and infrastructure, and mining sectors impacting key AMS segment customers;

•	Increases in operating costs due to inflation or otherwise, such as labor expense, compensation and benefits costs;

•	Employee retention and labor shortages;

•
Changes in employment, wage and hour laws and regulations in the U.S., France and elsewhere, including loi de Securisation de l'emploi, unionization rule and regulations by the National Labor Relations Board, equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws;

•	Labor strikes, stoppages, disruptions or other disruptions at our facilities;

•	The impact of tariffs, and the imposition of any future tariffs and other trade barriers, and the effects of retaliatory trade measures;

•
Existing and future governmental regulation and the enforcement thereof, for example relating to the tobacco industry, taxation and the environment (including the impact thereof on our Chinese joint ventures);

•	New reports as to the effect of smoking on human health or the environment;

•
Changes in general economic, financial and credit conditions in the U.S., Europe, China and elsewhere, including the impact thereof on currency exchange rates (including any weakening of the euro and Real) and on interest rates;

•	Changes in the method pursuant to which LIBOR rates are determined and the potential phasing out of LIBOR after 2021;

•	Changes in the manner in which we finance our debt and future capital needs, including potential acquisitions;

•
The success of, and costs associated with, our current or future restructuring initiatives, including the granting of any needed governmental approvals and the occurrence of work stoppages or other labor disruptions;

•
Changes in the discount rates, revenue growth, cash flow growth rates or other assumptions used by the Company in its assessment for impairment of assets and adverse economic conditions or other factors that would result in significant impairment charges;

•	The failure of one or more material suppliers, including energy, resin and pulp suppliers, to supply materials as needed to maintain our product plans and cost structure;

•
International conflicts and disputes, such as those involving the Russian Federation, Korea and the Middle East, which restrict our ability to supply products into affected regions, due to the corresponding effects on demand, the application of international sanctions, or practical consequences on transportation, banking transactions, and other commercial activities in troubled regions;

•
Events occurring in countries having a large share of the global economy (such as China, Japan, or the EU) can have an impact on economies that are interdependent and thereby affect those in which the Company primarily operates. For example, the impact of a slowdown of the Chinese economy due to the outbreak of a virus there on the global economy and our future results is uncertain.

•	Compliance with the FCPA and other anti-corruption laws or trade control laws, as well as other laws governing our operations;

•	The pace and extent of further international adoption of LIP cigarette standards and the nature of standards so adopted;

•	Risks associated with our 50%-owned, non-U.S. joint ventures relating to control and decision-making, compliance, accounting standards, transparency and customer relations, among others;

•	A failure in our risk management and/or currency or interest rate swaps and hedging programs, including the failures of any insurance company or counterparty;

•
The number, type, outcomes (by judgment or settlement) and costs of legal, tax, regulatory or administrative proceedings, litigation and/or amnesty programs, including those in Brazil, France and Germany;

•	The outcome and cost of LIP-related intellectual property infringement and validity litigation in Europe and the Glatz's German Patent Court invalidation proceedings;

•	Risks associated with our technological advantages in our intellectual property and the likelihood that our current technological advantages are unable to continue indefinitely;

•
Risks associated with acquisitions or other strategic transactions, including acquired liabilities and restrictions, retaining customers from businesses acquired, achieving any expected results or synergies from acquired businesses, complying with new regulatory frameworks, difficulties in integrating acquired businesses or implementing strategic transactions generally and risks associated with international acquisition transactions, including in countries where we do not currently have a material presence;

•
Risks associated with dispositions, including post-closing claims being made against us, disruption to our other businesses during a sale process or thereafter, credit risks associated with any buyer of such disposed assets and our ability to collect funds due from any such buyer;

•
Risks associated with our global asset realignment initiatives, including: changes in tax law, treaties, interpretations, or regulatory determinations; audits made by applicable regulatory authorities and/or our auditor; and our ability to operate our business in a manner consistent with the regulatory requirements for such realignment;

•	Increased taxation on tobacco-related products;

•	Costs and timing of implementation of any upgrades or changes to our information technology systems;

•	Failure by us to comply with any privacy or data security laws or to protect against theft of customer, employee and corporate sensitive information;

•	Changes in tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities;

•	Changes in construction and infrastructure spending and its impact on demand for certain products;

•	Potential loss of consumer awareness and demand for acquired companies’ products if it is decided to rebrand those products under the Company’s legacy brand names; and

•	Other factors described elsewhere in this document and from time to time in documents that we file with the SEC.

All forward-looking statements made in this document are qualified by these cautionary statements. Forward-looking statements herein are made only as of the date of this document, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such, and should only be viewed as historical data.

For additional factors and further discussion of these factors, please see SWM's Annual Report on Form 10-K for the period ended December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By: /s/ Andrew Wamser
Andrew Wamser
Executive Vice President and
Chief Financial Officer

Dated: March 17, 2020